SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	July 18, 2003

INTERPOOL, INC.

______________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey	08540

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Item 5.     Other Events.

           On July 18, 2003, the Company announced that it would further delay the release of its audited financial statements for 2002 and its restated financial statements for 2001 and 2000 while special outside counsel engaged by the Company’s audit committee conducts an inquiry into the causes of the incorrect accounting treatment that required the restatement of the Company’s past financial results. The Company stated that its independent auditor, KPMG LLP, has not completed its audits of the Company’s 2002, 2001 and 2000 financial statements or its review of the Company’s 2003 interim quarterly results and has informed the company that it cannot complete these audits or reviews until the inquiry by the audit committee’s special outside counsel, whose work began this week, is completed. As a result, the Company is not able to predict how long the inquiry will take or when the Company’s audited financial statements and Form 10-K for the year ended December 31, 2002 will ultimately be ready for filing with the Securities and Exchange Commission.

           In addition, the Company separately announced on July 18, 2003 that its Chief Financial Officer, Mitchell Gordon, had resigned, effective July 17, 2003.

           Copies of the Company’s two July 18, 2003 press releases are attached hereto as Exhibits to this Form 8-K.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

           (a) Financial Statements.

                      None.

           (b) Pro Forma Financial Information.

                      None.

           (c) Exhibits.

                      99.1 Press Release dated July 18, 2003.

                      99.2 Second Press Release dated July 18, 2003.

           Item 9.     Regulation FD Disclosure.

           The Company’s press release of July 18, 2003 regarding its financial statements included financial information for completed fiscal periods. A copy of this press release is being furnished herewith as Exhibit 99.1. The information set forth under this Item 9 is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” of Form 8-K in accordance with interim guidance provided by the Securities and Exchange Commission.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: /s/ Raoul J. Witteveen Name: Raoul J. Witteveen Title: President an Chief Financial Officer

Dated: July 18, 2003